UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2005 (January 28, 2005)

COVENTRY HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16477	52-2073000

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

6705 Rockledge Drive, Suite 900
Bethesda, Maryland	20817

(Address of Principal Executive Offices)	(Zip Code)

(301) 581-0600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-4.1 INDENTURE FOR THE 2012 NOTES
EX-4.2 INDENTURE FOR THE 2015 NOTES
EX-4.3 REGISTRATION RIGHTS AGREEMENT
EX-4.4 REGISTRATION RIGHTS AGREEMENT
EX-10.1 CREDIT AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

     On January 28, 2005, Coventry Health Care, Inc. (the “Company”) closed the private placement of $250 million aggregate principal amount of its 5 7/8% senior notes due 2012 (the “2012 Notes”) and $250 million aggregate principal amount of its 6 1/8% senior notes due 2015 (the “2015 Notes” and, together with the 2012 Notes, collectively, the “Notes”), which was previously announced on January 14, 2005. The Notes were issued pursuant to two separate indentures, each dated as of January 28, 2005 (collectively, the “Indentures”), between the Company and Wachovia Bank, National Association, a national banking association, as trustee (the “Trustee”). The description of the material terms of the Indentures governing the Notes included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

     In addition to the Indentures, the Company entered into two separate registration rights agreements for the Notes, each dated as of January 28, 2005 (collectively, the “Registration Rights Agreements”), by and among the Company and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co. (collectively, the “Initial Purchasers”). Under the Registration Rights Agreements, the Company has agreed to file within 120 days and use its best efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for notes registered under the Securities Act of 1933, as amended (the “Securities Act”), having substantially identical terms as the Notes (except that additional interest provisions and transfer restrictions pertaining to the Notes will be deleted). If the Company fails to cause the registration statement relating to the exchange offer to become effective within the time period specified in the Registration Rights Agreements, the Company will be required to pay additional interest on the Notes until the registration statement is declared effective.

     In addition, the Company entered into a $450 million Credit Agreement dated as of January 28, 2005 (the “Credit Agreement”) with the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Bank of America, N.A., Lasalle Bank National Association and Wachovia Bank, National Association, as documentation agents (in such capacity, the “Documentation Agents”), Lehman Commercial Paper Inc., as syndication agent (in such capacity, the “Syndication Agent”), and Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the “Administrative Agent”). The Credit Agreement provides for a five-year term loan of $300 million and a five-year revolving credit facility of $150 million. The obligations under the Credit Agreement are general unsecured obligations of the Company. The description of the material terms of the Credit Agreement included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On January 28, 2005, the Company completed its acquisition of First Health Group Corp. (“First Health”), a Delaware corporation. First Health merged with and into Coventry Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated as of October 13, 2004 (the “Merger Agreement”), among the Company, Merger Sub and First Health (the “Merger”). First Health is a full-service national health benefits service company headquartered in Downers Grove, Illinois, that specializes in providing large payors with integrated managed care solutions. First Health is a national managed care company serving the group health, workers’ compensation and state agency markets. As of September 30, 2004, First Health had total assets of $1.0 billion, total liabilities of $543.8 million and total equity of $478.3 million. Each outstanding share of First Health common stock was converted into a right to receive $9.375 cash and 0.1791 shares of the Company’s common stock. As a result of the Merger, the Company is issuing approximately 16.5 million shares of common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As discussed above, on January 28, 2005, the Company completed an offering of the Notes. The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S. The Notes are general unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing and future senior debt, including its existing 8.125% senior notes due 2012 and its new credit facilities. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

     The 2012 Notes will mature on January 15, 2012 and the 2015 Notes will mature on January 15, 2015. Interest will accrue on the Notes at a rate of 5 7/8% per annum on the 2012 Notes and 6 1/8% per annum on the 2015 Notes and will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2005. The Company will pay interest to those persons who were holders of record on January 1 or July 1 immediately preceding each interest payment date. Interest will accrue on the Notes from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest, if it experiences specific kinds of changes in control.

     The Indentures under which the Notes have been issued, among other things, restrict the Company’s ability and the ability of the Company’s restricted subsidiaries to: make investments; incur or guarantee additional indebtedness; pay dividends or make other distributions on capital stock or redeem or repurchase capital stock; create liens; incur dividend or other payment restrictions affecting subsidiaries; and merge or consolidate with other entities. From and after the date on which the Notes receive investment grade ratings from two designated rating agencies, certain covenants related to the Notes will terminate and a covenant relating to sale and leaseback transactions will become effective.

     If an event of default with respect to a series of Notes shall occur and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of such series of Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes of such series then outstanding, plus accrued but unpaid interest to the date of acceleration.

     As discussed above, on January 28, 2005, the Company also entered into new senior credit facilities providing for a term loan in the principal amount of $300 million and a revolving credit facility in the maximum principal amount of $150 million.

     The term loan facility has a maturity of five years and requires regularly scheduled quarterly payments of principal and interest. Unless terminated earlier, the revolving credit facility will mature five years after closing and is payable in full upon its maturity on the termination date.

     Loans under the new senior credit facilities bear interest at a margin or spread in excess of either (1) the one-, two-, three- or six-month rate for the Eurodollar deposits (the “Eurodollar Rate”) or (2) the greater of the federal funds rate plus 0.5% or the prime rate of the Administrative Agent (“ABR”), as selected by the Company. The margin or spread depends on the debt ratings assigned to the new credit facilities and the Company’s consolidated leverage ratio and varies from 0.750% to 2.000% for Eurodollar Rate loans and from 0.000% to 1.000% for ABR loans. Commitment fees will accrue and be payable quarterly in arrears at an initial rate of 0.375% per annum, and subsequently at a rate ranging from 0.250% to 0.500% depending on the debt ratings assigned to the new credit facilities and the Company’s consolidated leverage ratio, multiplied by the daily average undrawn portion of the revolving credit facility.

     The revolving credit facility provides for a $40 million subfacility for letters of credit. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for Eurodollar Rate loans. A fronting fee of 0.125% per annum on the undrawn amount is payable to the issuer of each letter of credit.

     The Credit Agreement contains covenants, including, among other things, covenants that restrict the Company’s ability and the ability of its subsidiaries to: incur additional indebtedness; incur guarantee obligations; create or permit liens on assets, engage in mergers or consolidations; dispose of assets; pay dividends or other distributions, purchase or redeem the Company’s equity securities or those of its subsidiaries and make other restricted payments; make loans, advances or other investments (including acquisitions); engage in certain transactions with affiliates; agree with others to limit their ability to grant liens on assets; agree with others to limit the ability of the Company’s subsidiaries to pay dividends or other restricted payments or to make loans or transfer assets to the Company or another of its subsidiaries. The new senior credit facilities also require compliance with specified financial ratios and tests, including a maximum leverage ratio, a minimum fixed charge coverage ratio and a minimum net worth requirement.

     If an event of default under the new senior credit facilities shall occur and be continuing, the commitments under the new senior credit facilities may be terminated and the principal amount outstanding under the new senior credit facilities, together with all accrued unpaid interest and other amounts owing under the Credit Agreement and related loan documents, may be declared immediately due and payable.

     The Company used the net proceeds of the offering and sale of the Notes, together with borrowings under the new senior credit facilities, to acquire First Health, repay First Health’s outstanding bank debt, and pay transaction fees and expenses in connection with the First Health acquisition.

     The description set forth above in Item 1.01 and this Item 2.03 is qualified by the Indentures, the Registration Rights Agreements and the Credit Agreement, which are filed as exhibits herewith.

Item 7.01. Regulation FD Disclosure.

     The Company issued a press release today announcing the completion of the Merger and related financing transactions described in Items 1.01, 2.01 and 2.03 above. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     The required financial statements of First Health will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

     (b) Pro Forma Financial Information.

     The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is due.

     (c) Exhibits

Exhibit No.	Exhibit
4.1	Indenture for the 2012 Notes, dated as of January 28, 2005, between the Company and Wachovia Bank, National Association, a national banking association, as Trustee

4.2	Indenture for the 2015 Notes, dated as of January 28, 2005, between the Company and Wachovia Bank, National Association, a national banking association, as Trustee

Exhibit No.	Exhibit
4.3	Registration Rights Agreement for the 2012 Notes, dated as of January 28, 2005, by and among the Company and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co.

4.4	Registration Rights Agreement for the 2015 Notes, dated as of January 28, 2005, by and among the Company and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co.

10.1	Credit Agreement, dated as of January 28, 2005, by and among the Company and the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Lasalle Bank National Association and Wachovia Bank, National Association, as Documentation Agents, Lehman Commercial Paper Inc., as Syndication Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent

99.1	Press Release, dated January 28, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
	By:	/s/ Dale B. Wolf
Dale B. Wolf
Date: January 28, 2005		Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
4.1	Indenture for the 2012 Notes, dated as of January 28, 2005, between the Company and Wachovia Bank, National Association, a national banking association, as Trustee

4.2	Indenture for the 2015 Notes, dated as of January 28, 2005, between the Company and Wachovia Bank, National Association, a national banking association, as Trustee

4.3	Registration Rights Agreement for the 2012 Notes, dated as of January 28, 2005, by and among the Company and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co.

4.4	Registration Rights Agreement for the 2015 Notes, dated as of January 28, 2005, by and among the Company and Lehman Brothers Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, Wachovia Securities, BNP Paribas, BNY Capital Markets, Inc. and Piper Jaffray & Co.

10.1	Credit Agreement, dated as of January 28, 2005, by and among the Company and the several banks and other financial institutions or entities from time to time parties thereto, Bank of America, N.A., Lasalle Bank National Association and Wachovia Bank, National Association, as Documentation Agents, Lehman Commercial Paper Inc., as Syndication Agent, and Canadian Imperial Bank of Commerce, as Administrative Agent

99.1	Press Release, dated January 28, 2005